Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                       ----------------------------------
                             CYBEROPTICS CORPORATION
               (Exact name of issuer as specified in its charter)

            Minnesota                                    41-1472057
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                             5900 Golden Hills Drive
                         Golden Valley, Minnesota 55416
               (Address of Principal Executive Offices) (Zip Code)


          CYBEROPTICS CORPORATION 1998 STOCK INCENTIVE PLAN, AS AMENDED
                            (Full title of the plan)

     Kathleen P. Iverson                          Copy to:
     President
     CyberOptics Corporation                      Thomas Martin
     5900 Golden Hills Drive                      Dorsey & Whitney LLP
     Golden Valley, Minnesota 55416               Suite 1500
     (Name and address of agent for service)      50 South Sixth Street
                                                  Minneapolis, MN 55402

                                 (612) 542-5000
          (Telephone number, including area code, of agent for service)

                            ------------------------
                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
                                                 Proposed maximum       Proposed maximum       Amount of
Title of securities            Amount to be          offering              aggregate         registration
 to be registered              registered(1)     price per share(2)     offering price(2)        fee
---------------------------------------------------------------------------------------------------------
Common Stock, no par value       375,000              $6.07                $2,276,250         $209.42
---------------------------------------------------------------------------------------------------------

(1) The number of shares being registered represents 375,000 shares of Common Stock which may be issued pursuant to the CyberOptics Corporation 1998 Stock Incentive Plan, as amended. Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with the terms of the plan.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended. The proposed maximum offering price is based upon the average of the high and low selling prices of such Common Stock as quoted on the Nasdaq National Market on February 13, 2003 for 375,000 shares of such Common Stock issuable pursuant to the CyberOptics Corporation 1998 Stock Incentive Plan, as amended.

ADDITIONAL SHARES; INCORPORATION BY REFERENCE. This Registration Statement is executed solely for the purpose of registering 375,000 additional shares of Common Stock of CyberOptics Corporation (the "Company") to be offered pursuant to the terms of the Company's 1998 Stock Incentive Plan, as amended. The Company's previous Registration Statements on Form S-8, dated August 18, 1998 (File No. 333-61711) and December 4, 2000 (File No. 333-51200), as effective, relates to the Company's 1998 Stock Incentive Plan, as amended, and pursuant to General Instruction E, are hereby incorporated by reference.


ITEM 8. EXHIBITS.

Exhibit Number   Description
--------------   -----------
      4.1        CyberOptics Corporation 1998 Stock Incentive Plan, as amended
                 (incorporated by reference to Exhibit 4.1 to the Company's
                 Registration Statement on Form S-8 dated December 4, 2000
                 (File No. 333-51200)).
      5.1        Opinion of Dorsey & Whitney LLP
     23.1        Consent of PricewaterhouseCoopers LLP
     23.2        Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 above)
     24.1        Power of Attorney (included in the signature page to this
                 Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on this 14th day of February, 2003.

                                                  CYBEROPTICS CORPORATION


                                                  By: /s/ Kathleen P. Iverson
                                                      --------------------------
                                                  Kathleen P. Iverson, President



                                POWER OF ATTORNEY

     The officers and directors of CyberOptics Corporation, whose signatures appear below, hereby constitute and appoint Kathleen P. Iverson and Scott G. Larson, and each of them (with full power to each of them to act alone), the true and lawful attorney-in-fact to sign and execute on behalf of the undersigned, any amendment or amendments to this Registration Statement of CyberOptics Corporation, and each of the undersigned does hereby ratify and confirm all that said attorneys shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                           Title
----                           -----

/s/ Kathleen P. Iverson        President, CEO and Director     February 14, 2003
--------------------------     (PRINCIPAL EXECUTIVE OFFICER)
Kathleen P. Iverson


/s/ Steven K. Case             Chairman and Director           February 14, 2003
--------------------------
Steven K. Case


/s/ Steven M. Quist            Director                        February 14, 2003
--------------------------
Steven M. Quist


/s/ Alex B. Cimochowski        Director                        February 14, 2003
--------------------------
Alex B. Cimochowski


/s/ Michael M. Selzer, Jr.     Director                        February 14, 2003
--------------------------
Michael M. Selzer, Jr.

/s/ Irene M. Qualters          Director                        February 14, 2003
--------------------------
Irene M. Qualters


/s/ Erwin A. Kelen             Director                        February 14, 2003
--------------------------
Erwin A. Kelen


/s/ Scott G. Larson            Vice President and              February 14, 2003
--------------------------     Chief Financial Officer
Scott G. Larson                (PRINCIPAL ACCOUNTING OFFICER)

                                  EXHIBIT INDEX


Exhibit Number                   Description                                Page
--------------                   -----------                                ----

     4.1 CyberOptics Corporation 1998 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 dated December 4, 2000 (File No. 333-51200)).

     5.1           Opinion of Dorsey & Whitney LLP

    23.1           Consent of PricewaterhouseCoopers LLP

    23.2           Consent of Dorsey & Whitney LLP (included in
                   Exhibit 5.1 above)

    24.1 Power of Attorney (included in the signature page to this Registration Statement)